Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of New England Business Service, Inc. on Form S-3 of our report dated July 26, 1999 appearing in the Annual Report on Form 10-K of New England Business Service for the year ended June 26, 1999 and to the reference to us under the heading "experts" in the prospectus which is part of this registration statement.



DELOITTE & TOUCHE LLP
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Boston, MA
September 20, 1999